UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 25, 2010

LiveDeal, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2490 East Sunset Road, Suite 100, Las Vegas, Nevada		89120
(Address of Principal Executive Offices)		(Zip code)

(702) 654-9646
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of LiveDeal, Inc. (the “Company”) was held on March 25, 2010.  At the meeting, Sheryle Bolton, Richard D. Butler, Jr., Thomas J. Clarke, Jr. and Greg A. LeClaire were elected as directors, each to hold office until the Company’s next Annual Meeting of Stockholders or until his or her successor is elected and qualified.  Joseph R. Huber was also nominated for election to the Company’s Board of Directors, but Mr. Huber resigned from the Board on March 18, 2010 and did not stand for reelection.  The appointment of Mayer Hoffman McCann P.C. as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2010 was also ratified at the meeting.

The voting results of the director elections and ratification proposal, which were described in more detail in the definitive proxy statement relating to the 2010 Annual Meeting of Stockholders that the Company filed with the Securities and Exchange Commission on January 28, 2010, are set forth below.

Proposal No. 1 – Election of Directors

Director Nominee	Votes For	Votes Withheld
Sheryle Bolton	2,050,340	2,322,016
Richard D. Butler, Jr.	2,051,028	2,321,328
Thomas J. Clarke, Jr.	2,861,940	1,510,416
Greg A. LeClaire	2,051,340	2,321,016

Proposal No. 2 – Ratification of Auditors

Description of Proposal	Votes For	Votes Against	Abstentions	Broker Non-Votes
To ratify the appointment of Mayer Hoffman McCann P.C. as LiveDeal, Inc.’s independent registered public accounting firm for the fiscal year ending September 30, 2010	2,387,024	1,890,644	899,611	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEDEAL, INC.

Date: March 31, 2010	/s/ Lawrence W. Tomsic
Lawrence W. Tomsic
Chief Financial Officer